Exhibit 99.1

CHARLES & COLVARD, LTD. ANNOUNCES

UNDERWRITERS’ EXERCISE OF OVER-ALLOTMENT OPTION

RESEARCH TRIANGLE PARK, N.C. – July 3, 2019 — Charles & Colvard, Ltd. (Nasdaq: CTHR) announced today that it has issued an additional 630,500 shares of its common stock pursuant to the partial exercise of the underwriters’ over-allotment option received in connection with Charles & Colvard’s recently completed public offering of its common stock.

After giving effect to the partial exercise of the over-allotment option, Charles & Colvard sold an aggregate of 6,880,500 shares of its common stock at a price of $1.60 per share with total gross proceeds of approximately $11.0 million, before deducting the underwriting discount and fees and expenses.

Roth Capital Partners was the sole manager for the offering.

The Company intends to use the net proceeds from the offering for marketing and for general corporate and working capital purposes.

The offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-225042) that was previously filed with the Securities and Exchange Commission (SEC) on May 18, 2018. A final prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering were filed with the SEC on June 7, 2019 and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus relating to the offering may also be obtained by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, by telephone at (800) 678-9147 or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Charles & Colvard, Ltd. (Nasdaq: CTHR) is an e-commerce-driven business that utilizes innovative technology and sustainable practices to develop products for the jewelry industry that include lab-created moissanite, a rare gemstone formed from silicon carbide. Charles & Colvard is based in the Research Triangle Park, North Carolina.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; intense competition in the worldwide gemstone and jewelry industry; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retail partners in our Traditional segment; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; dependence on our exclusive supply agreement with Cree, Inc. for the supply of our silicon carbide, or SiC, crystals; general economic and market conditions; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; our current customers’ potential perception of us as a competitor in the finished jewelry business; risks of conducting business internationally; the potential adverse effect of December 2017 U.S. tax legislation; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate social media commentary; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Transition Report on Form 10-KT for the transition period ended June 30, 2018 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Jenny Kobin

Investor Relations

800-695-0650

Jenny.Kobin@IRAdvisory.com